EXHIBIT 99.1

Crexendo Announces Record Fourth Quarter and Fiscal Year 2024 Results

PHOENIX, AZ / ACCESSWIRE / March 4, 2025 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024.

Financial highlights:

•	Net income for the year of $1.7 million and non-GAAP net income of $7.7 million.
•	Revenue for the year of $60.8 million, up 14% year-over-year.
•	Fourth quarter net income of $0.5 million and non-GAAP net income of $2.0 million.
•	Fourth quarter revenue of $16.2 million, up 15% year-over-year.

Financial Results for the Fourth Quarter of 2024

Total Revenue: Consolidated total revenue for the fourth quarter of 2024 increased 15%, or $2.0 million, to $16.2 million compared to $14.2 million for the fourth quarter of 2023.

Service Revenue: Consolidated service revenue for the fourth quarter of 2024 increased 4%, or $0.3 million, to $8.0 million compared to $7.7 million for the fourth quarter of 2023.

Software Solutions Revenue: Consolidated software solutions revenue for the fourth quarter of 2024 increased 32%, or $1.7 million, to $7.0 million compared to $5.3 million for the fourth quarter of 2023.

Product Revenue: Consolidated product revenue for the fourth quarter of 2024 increased 4%, or less than $0.1 million, to $1.2 million compared to $1.2 million for the fourth quarter of 2023.

Operating Expenses: Consolidated operating expenses for the fourth quarter of 2024 increased 11%, or $1.5 million, to $15.6 million compared to $14.1 million for the fourth quarter of 2023.

Net Income/(Loss): The Company reported net income of $0.5 million for the fourth quarter of 2024, or $0.02 per basic and diluted common share, compared to net income of $0.1 million, or $0.00 per basic and diluted common share for the fourth quarter of 2023.

Non-GAAP: Non-GAAP net income of $2.0 million for the fourth quarter of 2024, or $0.07 per basic common share and $0.06 per diluted common share, compared to non-GAAP net income of $1.6 million or $0.06 per basic and diluted common share, for the fourth quarter of 2023.

EBITDA and Adjusted EBITDA: EBITDA for the fourth quarter of 2024 of $1.5 million compared to $0.9 million for the fourth quarter of 2023. Adjusted EBITDA for the fourth quarter of 2024 of $2.2 million compared to $1.7 million for the fourth quarter of 2023.

Financial Results for the Full Year 2024

Total Revenue: Consolidated total revenue for the year ended December 31, 2024 increased 14%, or $7.6 million, to $60.8 million compared to $53.2 million for the year ended December 31, 2023.

Service Revenue: Consolidated service revenue for the year ended December 31, 2024 increased 7%, or $2.1 million, to $31.8 million compared to $29.7 million for the year ended December 31, 2023.

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Software Solutions Revenue: Consolidated software solutions revenue for the year ended December 31, 2024 increased 30%, or $5.4 million, to $23.4 million compared to $18.0 million for the year ended December 31, 2023.

Product Revenue: Consolidated product revenue for the year ended December 31, 2024 increased 2%, or $0.1 million, to $5.6 million compared to $5.5 million for the year ended December 31, 2023.

Operating Expenses: Consolidated operating expenses for the year ended December 31, 2024 increased 8%, or $4.1 million, to $59.0 million compared to $54.9 million for the year ended December 31, 2023.

Net Income/(Loss): The Company reported net income of $1.7 million for the year ended December 31, 2024, or $0.06 per basic and diluted common share, compared to a net loss of $(0.3) million, or $(0.01) loss per basic and diluted common share for the year ended December 31, 2023.

Non-GAAP: Non-GAAP net income of $7.7 million for the year ended December 31, 2024, or $0.29 per basic and $0.26 per diluted common share, compared to non-GAAP net income of $6.7 million, or $0.26 per basic common share and $0.24 per diluted common share for the year ended December 31, 2023.

EBITDA and Adjusted EBITDA: EBITDA for the year ended December 31, 2024 of $5.2 million, compared to $1.9 million for the year ended December 31, 2023. Adjusted EBITDA for the year ended December 31, 2024 of $8.2 million compared to $5.7 million for the year ended December 31, 2023.

Cash and Cash Equivalents: Total cash and cash equivalents at December 31, 2024 was $18.2 million compared to $10.3 million at December 31, 2023.

Cash Flow: Cash provided by operating activities for the year ended December 31, 2024 was $6.3 million compared to $3.5 million provided by operating activities for the year ended December 31, 2023. Cash used in investing activities for the year ended December 31, 2024 was $(0.0) million compared to $3.7 million provided by investing activities for the year ended December 31, 2023. Cash provided by financing activities for the year ended December 31, 2024 was $1.6 million compared to $(2.3) million used in financing activities for the year ended December 31, 2023.

Management Commentary

“Crexendo delivered another outstanding performance in the fourth quarter and full year of 2024, with double-digit revenue growth, GAAP profitability, and strong cash flow. These results are due to the continued efforts of our team, who continue to deliver strong efforts and results. I am extremely excited by our results across the board. We are seeing tremendous growth in our software solutions segment, which grew 30% year over year fueled by many opportunities being created by our two largest competitors in that sector, Cisco and Microsoft, not focusing on and enhancing that part of their business. In fact, Microsoft recently announced the sale of its Metaswitch platform division, causing further instability and concern in the industry. This disruption plays to our strengths—a highly stable, adaptable platform backed by a long history of reliability. We believe this continued upheaval presents a significant opportunity for us. Additionally, we are seeing strong momentum in our telecom services sales, with continued growth driven by the integration of artificial intelligence applications designed to support small, mid-size, and enterprise-level customers," said Jeff Korn, Crexendo Chief Executive Officer.

Korn continued “We have substantial competitive advantages that we will continue to leverage to drive conversions to our platform and expand our market presence. Our relentless focus on innovation, customer service, and strategic growth is paying off, and I firmly believe the future has never been more exciting for Crexendo. We remain committed to investing in our technology, expanding our offerings, and delivering best-in-class solutions to our customers. I look forward to continued strong momentum as we build on our success in 2025 and beyond.”

Conference Call

Crexendo management will hold a conference call today, March 4, 2025, at 4:30 PM Eastern time to discuss these results. Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

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Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 834644

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference participant access code 834644 and the Crexendo earnings call. A replay of the call will be available until March 11, 2025 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 52036.

About Crexendo

Crexendo, Inc. is an award-winning software technology company that is a premier provider of cloud communication platform and services, video collaboration and managed IT services tailored to businesses of all sizes. Our solutions currently support over five million end users globally, through our extensive global network of over 235 cloud communication platform software subscribers and our direct retail offering.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo: (i) delivering another outstanding performance in the fourth quarter and full year of 2024; (ii) believing these results are due to the continued efforts of our team who continue to deliver strong efforts and results; (iii) being extremely excited by results across the board including seeing tremendous growth in our software solutions segment; (iv) believing that growth was fueled by opportunities that our two largest competitors in that sector, Cisco and Microsoft, created by not focusing on that part of their business; (v) believing that instability and concern in the industry disruption plays to its strengths—a highly stable, adaptable platform backed by a long history of reliability; (vi) believing this continued upheaval presents a significant opportunity for the Company; (vii) seeing strong momentum in our telecom services sales, with continued growth driven by the integration of artificial intelligence applications designed to support small, mid-size, and enterprise-level customers; (viii) having substantial competitive advantages that will continue to leverage to drive conversions to the platform and expand  market presence; (ix) believing that the relentless focus on innovation, customer service, and strategic growth is paying off; (x) believing the future has never been more exciting; (xi) remaining committed to investing in technology, expanding offerings, and delivering best-in-class solutions to customers and (xii) looking forward to continued strong momentum and building on the success in 2025 and beyond.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2024, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$18,193	$10,347
Trade receivables, net of allowance of $146 and $116, respectively	4,352	3,476
Inventories	393	382
Equipment financing receivables, net of allowance of $69 and $56, respectively	1,049	856
Contract costs	1,931	1,345
Prepaid expenses	876	508
Income tax receivable	75	-
Other current assets	13	35
Total current assets	26,882	16,949

Contract assets, net of allowance of $127 and $85, respectively	406	342
Long-term equipment financing receivables, net of allowance of $157 and $115, respectively	2,397	1,768
Property and equipment, net	394	670
Operating lease right-of-use assets	1,491	1,009
Intangible assets, net	20,528	23,556
Goodwill	9,454	9,454
Contract costs, net of current portion	2,879	2,273
Other long-term assets	507	139
Total Assets	$64,938	$56,160

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,003	$769
Accrued expenses	6,992	5,951
Finance leases	21	75
Notes payable	478	457
Operating lease liabilities	481	566
Income tax payable	40	53
Contract liabilities	3,079	2,390
Total current liabilities	12,094	10,261

Contract liabilities, net of current portion	293	198
Finance leases, net of current portion	2	23
Notes payable, net of current portion	114	592
Operating lease liabilities, net of current portion	1,022	473
Total liabilities	13,525	11,547

Commitments and contingencies (Note 17)

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 27,621,557 shares issued and outstanding as of December 31, 2024 and 26,130,218 shares issued
and outstanding as of December 31, 2023	28	26
Additional paid-in capital	138,015	132,888
Accumulated deficit	(86,790)	(88,467)
Accumulated other comprehensive income	160	166
Total stockholders' equity	51,413	44,613

Total Liabilities and Stockholders' Equity	$64,938	$56,160

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share and share data)

	Year Ended December 31,
	2024	2023
Service revenue	$31,849	$29,668
Software solutions revenue	23,374	18,047
Product revenue	5,615	5,484
Total revenue	60,838	53,199

Operating expenses:
Cost of service revenue	13,087	12,606
Cost of software solutions revenue	6,793	5,627
Cost of product revenue	3,215	3,331
Selling and marketing	16,538	14,671
General and administrative	13,829	13,793
Research and development	5,552	4,860
Total operating expenses	59,014	54,888

Income/(loss) from operations	1,824	(1,689)

Other income/(expense):
Interest income	191	2
Interest expense	(42)	(115)
Gain on sale of property and equipment	-	1,459
Other income/(expense)	(84)	79
Total other income/(expense), net	65	1,425

Income/(loss) before income tax	1,889	(264)

Income tax benefit/(provision)	(212)	(98)

Net income/(loss)	$1,677	$(362)

Earnings per common share:
Basic	$0.06	$(0.01)
Diluted	$0.06	$(0.01)

Weighted-average common shares outstanding:
Basic	26,757,242	25,944,748
Diluted	30,019,359	25,944,748

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CREXENDO, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$1,677	$(362)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation and amortization	3,331	3,573
Share-based compensation	3,002	3,849
Non-cash operating lease amortization	(18)	(4)
Gain on disposal of property and equipment	-	(1,459)
Allowance for credit losses	127	82
Changes in assets and liabilities:
Trade receivables	(906)	(164)
Contract assets	(106)	(109)
Equipment financing receivables	(877)	(905)
Inventories	(11)	297
Contract costs	(1,192)	(1,473)
Prepaid expenses	(368)	(77)
Income tax receivable	(75)	-
Other assets	(346)	651
Accounts payable and accrued expenses	1,275	623
Income tax payable	(13)	(26)
Contract liabilities	784	(997)
Net cash provided by/(used in) operating activities	6,284	3,499

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(27)	(92)
Proceeds from the sale of property and equipment	-	3,792
Net cash provided by/(used in) investing activities	(27)	3,700

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings/(repayments) on line of credit, net	-	(82)
Proceeds from notes payable	-	278
Repayments made on finance leases	(75)	(95)
Repayments made on notes payable	(457)	(2,254)
Proceeds from exercise of options	2,370	241
Dividend payments	-	(130)
Taxes paid on the net settlement of stock options and RSUs	(243)	(264)
Net cash provided by/(used for) financing activities	1,595	(2,306)
Effect of exchange rate changes on cash	(6)	(21)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	7,846	4,872
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	10,347	5,475
CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$18,193	$10,347

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$(300)	$(121)
Interest expense	$(32)	$(115)

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), the gain/(loss) on the sale of property and equipment, goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our March 4, 2025 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands, except per share and share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$507	$61	$1,677	$(362)
Share-based compensation	709	737	3,002	3,849
Acquisition related expenses	-	-	-	1
Amortization of intangible assets	755	792	3,028	3,169
Non-GAAP net income	$1,971	$1,590	$7,707	$6,657

Non-GAAP earnings per common share:
Basic	$0.07	$0.06	$0.29	$0.26
Diluted	$0.06	$0.06	$0.26	$0.24

Weighted-average common shares outstanding:
Basic	27,195,382	26,072,529	26,757,242	25,944,748
Diluted	30,547,245	28,314,527	30,019,359	27,792,813

Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In thousands)		(In thousands)
U.S. GAAP net income/(loss)	$ 507	$ 61	$ 1,677	$ (362)
Depreciation and amortization	826	878	3,331	3,573
Interest expense	11	4	42	115
Gain on sale of property and equipment	-	-	-	(1,459)
Other, net	(4)	(44)	(107)	(81)
Income tax provision	112	17	212	98
EBITDA	1,452	916	5,155	1,884
Acquisition related expenses	-	-	-	1
Share-based compensation	709	737	3,002	3,849
Adjusted EBITDA	$ 2,161	$ 1,653	$ 8,157	$ 5,734

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